                                                                   Exhibit 10.44

           Confidential Material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                    Agreement

Effective as of September 26, 1996 ("Effective Date"), The Johns Hopkins University, a body having corporate powers under the laws of the State of Maryland ("JOHNS HOPKINS"), the University of Washington (the "UNIVERSITY OF WASHINGTON"), a body having corporate powers under the laws of the State of Washington, and Ontogeny Inc., a Delaware corporation having a principal place of business at 45 Moulton Street, Cambridge, MA 02138 ("ONTOGENY"), agree as follows:

                                   Article 1
                                   Background

1.1 JOHNS HOPKINS represents and warrants that it is Owner by assignment from Philip A. Beachy and Jeffrey Porter (both investigators employed by Howard Hughes Medical Institute ("HHMI")) and HHMI, and that the UNIVERSITY OF WASHINGTON represents and warrants that it is the Owner by assignment from Randall T. Moon (also an investigator employed by HHMI) and HHMI of the entire right, title and interest in the United States and Foreign Patent Applications ("Hedgehog Patent Applications") set forth in Appendix A, and in the inventions described and claimed therein ("Invention"), and any Licensed Patent, defined in Article 2, which may issue to the Invention, and that JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON have the sole authority to grant the licenses granted hereunder.

1.2 JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON have certain technical data and information ("Technology") pertaining to Invention.

1.3 JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON want the Technology and Invention perfected and marketed in a reasonable period of time in order that resulting products will be available for public use and benefit.

1.4 ONTOGENY would like to practice the Invention and related Technology, and is therefore desirous of obtaining a license under Licensed Patent to develop, manufacture, use, and sell Licensed Product in the area of therapeutics, diagnostics and research reagents.

1.5 The Technology and Invention were developed in the course of research supported by the HHMI in affiliation with each of JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON.

1.6 JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON agree that all notifications and payments by ONTOGENY pursuant to this Agreement will be made to, and accepted by, JOHNS HOPKINS for the benefit of both JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON.

                                    Article 2
                                   Definitions

2.1 "Licensed Patent(s)" means any U.S. Letters Patent issued upon the Hedgehog Patent Applications, or upon any divisions, continuations, reissues, reexamines, extensions, and any claims in continuations-in-part
      (CIPs) applications; and any and all foreign patents, extensions and supplemental protection certificates or patent applications corresponding thereto. All such divisions, continuations, reissues, reexaminations, CIPs and foreign applications and patents issuing thereon will be automatically incorporated in and added to this Agreement. CIP applications shall only be filed for new matter which supports claims to inventions described in the Hedgehog Patent Applications and could not be filed in a stand alone, original patent application.

2.2 "Licensed Materials" means those proprietary materials which are enumerated in Appendix B, and transferred from JOHNS HOPKINS through Philip A. Beachy to ONTOGENY pursuant to the terms of this Agreement.

2.3 "Licensed Product" means any product or process in the Licensed Field of Use, the importation, manufacture, use, offer for sale, or sale of which:

      (a) is covered by a valid claim of an issued, unexpired Licensed Patent; a claim of an issued, unexpired Licensed Patent will be presumed to be valid unless it has been held to be invalid by a final judgment of a court of competent jurisdiction where no appeal can be or is taken; or

      (b) is covered by any claim being prosecuted in a pending application in Licensed Patents, provided the claim has not been pending for more than 7 years; or

      (c) clauses (a) and (b) notwithstanding, is covered by any pending or issued claim to bioactive Hedgehog polypeptides issuing from Harvard University Patents/Applications or Columbia University Patents/Applications (defined infra); or

      (d) incorporates, uses or could not have been manufactured or discovered but for the use of Licensed Materials or materials covered by Licensed Patents (including expression products thereof and antibodies to such polypeptides).

2.4 "Net Sales" means the gross revenue derived by ONTOGENY or affiliate from sale(s) of Licensed Product to unrelated third parties, less the following items but only as they actually pertain to the disposition of the Licensed Product by ONTOGENY or affiliate, are included in the gross revenue, and are separately billed:

      (a) Taxes levied on and/or other governmental charges made as to production, sales, transportation, delivery or use and paid by or on behalf of ONTOGENY;

      (b) Costs of insurance, packing, and transportation, where separately invoiced and not paid by the customer, from the place of manufacture to the customer's premises or point of installation;

      (c)   Credit for returns, allowances, or trades; and

      (d) Trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions allowed and actually taken.

2.5 "Licensed Field of Use" means (i) human therapeutics for cancer, (ii) human therapeutics for neurobiology, (iii) human therapeutics for skeletal, (iv) human therapeutics for all other areas, (v) veterinary therapeutics, (vi) drug discovery, (vii) in vivo diagnostics, (viii) in vitro diagnostics, and (ix) research reagents.

2.6 "Exclusive" means that, subject to Article 3.3 and Article 4, neither JOHNS HOPKINS nor the UNIVERSITY OF WASHINGTON will grant additional licenses to Licensed Patents in the Licensed Field of Use.

2.7 "Sublicense" means any grant of rights under Licensed Patents, Harvard University Patents/Applications, Columbia University Patents/Applications, or Licensed Materials

2.8 "Sublicensee" means any party (excluding any corporation, partnership, joint venture or entity in which Ontogeny directly or indirectly owns or controls greater than fifty percent (50%) of the shares entitled to vote for election of directors) to which ONTOGENY has granted Sublicenses pursuant to this Agreement.

2.9 "Harvard University Patents/Applications" means U.S. Patent applications 08/356,060 and 08/176,427, any divisions, continuations, reissues, reexamines, extensions, and CIPs thereof, and patents issuing therefrom and any and all foreign patents or patent applications or supplemental protection certificates corresponding thereto.

2.10 "Columbia University Patents/Applications" means U.S. Patent application 08/202,040, any divisions, continuations, reissues, reexamines, extensions, and CIPs thereof, and patents issuing therefrom and any and all foreign patents or patent applications or supplemental protection certificates corresponding thereto.

                                    Article 3
                            License Grant to Ontogeny

3.1 JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON grant to ONTOGENY, upon and subject to the terms and conditions in this Agreement,

            (i) a worldwide Exclusive license to Licensed Patents, in the Licensed Field of Use, to import, make, use, offer for sale, sell, have made, and have sold Licensed Products described and/or claimed therein; and

            (ii)  a worldwide non-exclusive license to Licensed Materials.

3.2 The period of the Exclusive license granted in Article 3.1, including the right to Sublicense pursuant to Article 14, in the Licensed Field of Use begins on the Effective Date and ends on the last to occur of:

      (a) 17 years from the Effective Date if no valid claims are issued in Licensed Patents or canceled pursuant to Article 7.5; or

      (b)   the expiration of the last patent under the Licensed Patents.

3.3 JOHNS HOPKINS, JOHNS HOPKINS HEALTH SYSTEMS, HHMI and the UNIVERSITY OF WASHINGTON have the right to practice the Invention for their own non-profit research purposes or in non-profit research collaborations with third party academic or not-for-profit research institutions. JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON also have the right to publish any information included in the Licensed Patent. In order that ONTOGENY may properly evaluate filing of CIP applications, JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON agree to provide copies of manuscripts disclosing information that would be appropriate for filing a CIP application directly related to the Licensed Patents at least thirty (30) days in advance of any publication thereof (including any electronic publication), and copies of abstracts or oral disclosures disclosing information directly related to the Licensed Patents at least ten (10) days before public disclosure or publication. All manuscripts or abstracts provided to ONTOGENY shall only be shared on a confidential basis with employees of ONTOGENY except that ONTOGENY may share such information with its legal counsel prior to public disclosure or publication.

                                    Article 4
                   Rights of United States in Licensed Patents

This Agreement is subject to all of the terms and conditions of Title 35 United States Code Sections 200 through 204. This includes the obligation that ONTOGENY agrees that it shall manufacture and shall cause its Sublicensees (if any) to manufacture, substantially in the United States all Licensed Product sold or produced in the United States, and to take all reasonable action necessary to enable JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON to satisfy their obligations to the United States Federal Government, relating to Licensed Products.

                                    Article 5
                              Diligence by Ontogeny

5.1 As an inducement to JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON to enter into this Agreement, ONTOGENY or its Sublicensees (if any) will use reasonable effort and diligence to proceed with the development, manufacture, and sale or lease of Licensed Product and to diligently develop markets for the Licensed Product. Specific milestones or other measures of diligence are set forth in Appendix C. If ONTOGENY or its Sublicensees (if any) fails to meet any such milestone as enumerated in Appendix C, JOHNS HOPKINS may institute proceedings to terminate Ontogeny's rights to certain areas in the Licensed Field of Use. Such termination proceedings will involve reasonable written notice to ONTOGENY specifically detailing the basis for JOHNS HOPKINS' termination, and a reasonable opportunity, including a further ninety (90) day cure period, for ONTOGENY to refute or cure the basis for JOHNS HOPKINS' concern. Should unexpected impediments occur during development, these milestones may be renegotiated by the parties upon written request by ONTOGENY detailing its diligent efforts, or those of its Sublicensees (if any), and reasons requesting modification of the milestones. In making their decision to terminate certain of ONTOGENY's rights, JOHNS HOPKINS shall take into consideration the normal course of such programs conducted with sound and reasonable business practices and judgment and shall take into account the reports provided under this Agreement by ONTOGENY.

5.2 In the event JOHNS HOPKINS becomes aware of third parties that wish to license the Licensed Patents in the Licensed Field of Use pursuant to Articles 2.5(viii) or 2.5(ix) and such license to a third party would not result in competition to ONTOGENY, JOHNS HOPKINS shall so notify ONTOGENY, and ONTOGENY shall exercise one of the following options within sixty (60) days of notification to ONTOGENY by JOHNS HOPKINS:

      (a) commence active research and development of Licensed Patents in the Licensed Field of Use pursuant to Articles 2.5(viii) or 2.5(ix);

      (b) grant a sublicense to said third parties to make, use and sell Licensed Products in the Licensed Field of Use pursuant to Articles 2.5(viii) or 2.5(ix); or

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      (c) grant the right to JOHNS HOPKINS to directly license said third parties to make, use and sell Licensed Products in the Licensed Field of Use pursuant to Articles 2.5(viii) or 2.5(ix).

      In the event ONTOGENY selects the option outlined in Article 5.2(a), ONTOGENY or its Sublicensees (if any) will use reasonable effort and diligence to proceed with the development, manufacture, and sale or lease of Licensed Products in the Licensed Field of Use pursuant to Articles 2.5(viii) or 2.5(ix) and to diligently develop markets for the Licensed Product in the Licensed Field of Use pursuant to Articles 2.5(viii) or 2.5(ix). The diligence provisions of Article 5.2 above apply to the specific milestones or other measures of diligence that are set forth in paragraphs 8 and 9 of Appendix C.

5.3 Progress Report - On or before September 30 of each year until ONTOGENY or its Sublicensees (if any) markets a Licensed Product, ONTOGENY shall submit an annual report covering the preceding year ending June 30, regarding the progress of ONTOGENY or its Sublicensees (if any) toward commercial use of Licensed Product. Additionally, ONTOGENY will provide, upon written request from JOHNS HOPKINS, one additional interim report per year covering the time period subsequent the last previous annual report. The annual and interim reports will include, as a minimum, information sufficient to enable JOHNS HOPKINS to satisfy reporting requirements of the U.S. Government and for JOHNS HOPKINS to ascertain progress by ONTOGENY or its Sublicensees (if any) toward meeting the diligence requirements of Article 5.

                                    Article 6
                          Payments due to Johns Hopkins

6.1 In consideration for the rights granted in this Agreement, ONTOGENY will pay to JOHNS HOPKINS a noncreditable, nonrefundable license issue royalty of $[**] upon signing this Agreement ($[**] of which is considered a license processing fee paid to JOHNS HOPKINS), and issue to JOHNS HOPKINS [**] shares of ONTOGENY Common stock. At JOHNS HOPKINS' request, it may subsequently transfer and assign up to [**] of said ONTOGENY Common stock to the UNIVERSITY OF WASHINGTON, which transfer is herein consented to by ONTOGENY.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

6.2 In the first three years of this Agreement, provided this Agreement is not terminated sooner, ONTOGENY will pay to JOHNS HOPKINS a yearly royalty of $[**], with the first payment due in 1997. Beginning in the year 2000 and until the end of the period of the Exclusive license as set forth in
      Article 3.2, ONTOGENY will pay to JOHNS HOPKINS a yearly royalty of $[**]. Said yearly royalties will be paid to JOHNS HOPKINS by ONTOGENY by November 30th of each year. Yearly royalty payments made in the year 2003 and after will be fully creditable against the earned royalties payments provided by Articles 6.3.

6.3 In addition, ONTOGENY will pay to JOHNS HOPKINS earned royalties on Net Sales as follows:

      (a) For sale of Licensed Product covered by 2.3(a), (b) or (c) as a human and/or veterinary therapeutic and/or in vivo diagnostic and/or research reagents:

            (i) [**]% of Net Sales of such Licensed Product by ONTOGENY, which royalty will be reduced by [**]% of other royalty payments made upon the sale of Licensed Product, but which royalty shall be no less than [**]% of Net Sales of Licensed Product; and

            (ii) [**]% of revenues received by ONTOGENY on sales of such Licensed Product by a Sublicensee.

      (b) For sale of Licensed Product covered by 2.3(a), (b) or (c) as in vitro diagnostic reagents:

            (i) [**]% of Net Sales of such Licensed Product by ONTOGENY wherein Licensed Product is the sole active ingredient of kit or reagent sold;

            (ii) The product of [**]% and (A/B) on Net Sales of Combination Products. Combination Products are those products in which Licensed Product is one of two or more Active Ingredients. In this sense, Active Ingredient shall mean those ingredients essential to the Combination Product and on which ONTOGENY has either, (i) an obligation to pay royalties to a third party, or (ii) owns issued and/or

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  pending patent rights. If stand alone values are available for all Active Ingredients in the Combination Product, then "A" shall mean the stand alone value of the Licensed Product incorporated into the Combination Product, and "B" shall mean the aggregate of the stand alone values of all Active Ingredients, including Licensed Product, in the Combination Product. In the event that stand alone values are not available for all Active Ingredients incorporated into the Combination Product, then A shall mean the royalty of [**]% owed JOHNS HOPKINS by ONTOGENY under this Agreement, and B shall mean the aggregate of all royalties on Active Ingredients incorporated into the Combination Product owed by ONTOGENY to third parties. To the extent that B in this latter case includes Active Ingredients covered by issued/pending patents solely owned by ONTOGENY and on which ONTOGENY owes no third party royalties, ONTOGENY and JOHNS HOPKINS will enter into good faith negotiations to ascribe royalty values to the Active Ingredients covered by such issued/pending patents; and

            (iii) [**]% of revenues received by ONTOGENY on sales of Licensed
                  Product by Sublicensee.

      (c)   For sale of Licensed Product covered by 2.3(d):

            (i)   [**]% of Net Sales of such Licensed Product by ONTOGENY; and

            (ii) [**]% of revenues received by ONTOGENY on sales of such Licensed Product by a Sublicensee.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      (d) For sale of therapeutic cell preparations ("Cell Preparations") which could not have been made but for the Licensed Product:

            (i) [**]% of Net Sales of Cell Preparations by ONTOGENY wherein Licensed Product is the sole active ingredient used in cell processing to generate the Cell Preparation;

            (ii) The product of [**]% and (A/B) on Net Sales of Cell Preparations of Combination Products. Combination Products are those products in which Licensed Product is one of two or more Active Ingredients. In this sense, Active Ingredient shall mean those ingredients essential to the Combination Product and on which ONTOGENY has either, (i) an obligation to pay royalties to a third party, or (ii) owns issued and/or pending patent rights. If stand alone values are available for all Active Ingredients in the Combination Product, then "A" shall mean the stand alone value of the Licensed Product incorporated into the Combination Product, and "B" shall mean the aggregate of the stand alone values of all Active Ingredients, including Licensed Product, in the Combination Product. In the event that stand alone values are not available for all Active Ingredients incorporated into the Combination Product, then A shall mean the royalty of [**]% owed JOHNS HOPKINS by ONTOGENY under this Agreement, and B shall mean the aggregate of all royalties on Active Ingredients incorporated into the Combination Product owed by ONTOGENY to third parties. To the extent that B in this latter case includes Active Ingredients covered by issued/pending patents solely owned by ONTOGENY and on which ONTOGENY owes no third party royalties, ONTOGENY and JOHNS HOPKINS will enter into good faith negotiations to ascribe royalty values to the Active Ingredients covered by such issued/pending patents; and

            (iii) [**]% of revenues received by ONTOGENY on sales of Cell
                  Preparation by Sublicensee.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

6.4 In addition, ONTOGENY will pay JOHNS HOPKINS non-creditable, non-refundable Milestone payments as follows:

      (a)   a one-time payment of $[**] to be made upon the first to occur of
            (i) issuance, in Licensed Patents, of patent claims in the United States, or (ii) allowance of a claim in Licensed Patents but cancelled pursuant to Article 7.5;

      (b) for each Licensed Product to be marketed as a therapeutic, a one-time payment of $[**] to be made upon a filing of an investigational new drug application (IND) by ONTOGENY or its Sublicensees (if any);

      (c) for each Licensed Product to be marketed as a therapeutic, a one-time payment of $[**] to be paid upon completion of Phase II clinical trials by ONTOGENY or its Sublicensees (if any);

      (d) for each Licensed Product to be marketed as a therapeutic, a one-time payment of $[**] to be paid upon completion of Phase III clinical trials by ONTOGENY or its Sublicensees (if any);

      (e) a one-time payment of $[**] to be made upon the first sale of a Licensed Product as an in vitro diagnostic reagent by ONTOGENY or its Sublicensees (if any); and

      (f) Pursuant to ONTOGENY entering into a Sublicense, corporate partnership agreement or other similar strategic partnership agreement for development of Licensed Products to be marketed within the Licensed Field of Use, ONTOGENY will pay JOHNS HOPKINS, within sixty (60) days of execution of such partnership agreement, as follows:

                  (1) If agreement involves non-cash consideration received by ONTOGENY and the value of such non-cash consideration, at the time the Sublicense is executed, represents greater than [**]% of the total consideration received by ONTOGENY, then ONTOGENY will pay JOHNS HOPKINS (i) [**]%) of the value

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                        of such non-cash consideration received by ONTOGENY and
                        (ii) any other amounts due JOHN HOPKINS pursuant to
                        Article 6.3, Article 6.4(f)(2), or Article 6.4(f)(3). The value of any non-cash consideration will be determined by ONTOGENY and represent a commercially reasonable value (the "Ontogeny Non-Cash Value"). Within 90 days of receipt of (i) a copy of a newly executed Sublicense agreement provided to JOHNS HOPKINS by ONTOGENY under Article 14.4 and (ii) a notice from ONTOGENY stating the amount of the Ontogeny Non-Cash Value, JOHNS HOPKINS must notify ONTOGENY in writing that JOHNS HOPKINS wishes to hire a mutually agreed upon third party to determine the accuracy of the Ontogeny Non-Cash Value (the "Third Party Non-Cash Value"). If JOHNS HOPKINS does not notify ONTOGENY in writing within such 90 day period of Johns Hopkins' intent to hire a third party to determine the Third Party Non-Cash Value, then JOHNS HOPKINS waives its right to hire such third party in the future for such specific newly executed Sublicence agreement. If the Third Party Non-Cash Value is less than [**] of the Ontogeny Non-Cash Value, then
                        (i) ONTOGENY will pay JOHNS HOPKINS [**] of whichever is lower of the Ontogeny Non-Cash Value or the Third Party Non-Cash Value, and (ii) JOHNS HOPKINS will pay all costs in connection with obtaining the Third Party Non-Cash Value. If the Third Party Non-Cash Value is greater than [**] of the Ontogeny Non-Cash Value, then
                        (i) ONTOGENY will pay JOHNS HOPKINS [**] of the Third Party Non-Cash Value, and (ii) ONTOGENY will pay all costs in connection with obtaining the Third Party Non-Cash Value.

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                  (2) If agreement constitutes Committed Funds to ONTOGENY of less than $[* * ], but greater than $[**], then JOHNS HOPKINS will receive $[**].

                  (3) If agreement constitutes Committed Funds to ONTOGENY of greater than or equal to $[**], then JOHNS HOPKINS will receive $[**].

                  (4) Committed Funds shall include the sum of (i) half the value of guaranteed equity payments, (ii) up-front payments or other fees, and (iii) the total of guaranteed research sponsorship payments. In calculating Committed Funds, ONTOGENY shall keep a running total of funds included within the definition of Committed Funds and received from or guaranteed by each particular Sublicensee. When the running total from any particular Sublicensee is greater than $[**], but less than $[**], ONTOGENY shall make a payment to JOHNS HOPKINS of $[**] for that particular Sublicense, as under article 6.4(f)(2) herein. When the running total from any particular Sublicensee exceeds $[**], then ONTOGENY shall make a payment under Article 6.4(f)(3) to JOHNS HOPKINS of an additional $[* * ] for that particular Sublicense. Payments by Ontogeny under Article 6.4(f)(2) and Article 6.4(f)(3) shall each only be made once with respect to each particular Sublicensee.

      (g) Pursuant to ONTOGENY entering into a Sublicense, corporate partnership agreement or other similar strategic partnership agreement for a Licensed Products approved for sale by FDA (or its equivalent regulatory authority) within the Licensed Field of Use, ONTOGENY will, within sixty (60) days of execution of such agreement, pay JOHNS HOPKINS [**] of all consideration received by ONTOGENY from the Sublicensee. The value of any consideration received by ONTOGENY from the Sublicensee will be determined by ONTOGENY and represent a commercially reasonable value (the "Ontogeny Consideration Value"). At JOHNS HOPKINS' option and such option to only be exercisable for the 90 day period after JOHN HOPKINS has been notified of such a Sublicense agreement, JOHN HOPKINS may hire a mutually agreed upon third

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

            party to determine the revised ONTOGENY Consideration Value (the "Third Party Consideration Value"). If the Third Party Consideration Value is less than [**] of the Ontogeny Consideration Value, then
            (i) ONTOGENY will pay JOHNS HOPKINS [**] of whichever is lower of the Ontogeny Consideration Value or the Third Party Consideration Value, and (ii) JOHNS HOPKINS will pay all costs in connection with obtaining the Third Party Consideration Value. If the Third Party Consideration Value is greater than [**] of the Ontogeny Consideration Value, then (i) ONTOGENY will pay JOHNS HOPKINS [**] of the Third Party Consideration Value, and (ii) ONTOGENY will pay all costs in connection with obtaining the Third Party Consideration Value.

      (h) In consideration for the license granted in this Agreement, and in recognition of ONTOGENY recently entering into a Sublicense agreement with Biogen, Inc., ONTOGENY will pay to JOHNS HOPKINS an additional noncreditable, nonrefundable milestone payment of $[**] upon signing this Agreement.

      (i) In consideration for the license granted in this Agreement and in recognition of ONTOGENY anticipating to enter into a Sublicense agreement with Boehringer Mannheim GmbH, ONTOGENY will pay to JOHNS HOPKINS an additional noncreditable, nonrefundable milestone payment of zero dollars ($0) upon the later of (i) signing this Agreement or
            (ii) closing the Sublicense agreement with Boehringer Mannheim.

      (j) ONTOGENY represents that as of the Effective Date, ONTOGENY has not Sublicensed the Licensed Patents other than as disclosed in Article 6.4(h) and 6.4(i).

6.5 If this Agreement is not terminated earlier in accordance with other provisions, ONTOGENY'S obligation to pay royalties under Article 6 will continue until the last to occur of:

      (a) [**] from even date herewith, if no Licensed Patent issues covering sale of Licensed Product; or

      (b) the expiration of the last patent under the Licensed Patents or Harvard University Patents/Applications or Columbia University Patents/Applications of which ONTOGENY would infringe a valid claim thereof by sale of Licensed Product.

6.6 ONTOGENY will calculate royalties on sales in currencies other than U.S. Dollars using the appropriate foreign exchange rate quoted by the BankBoston (Boston) foreign exchange desk, on the close of business on the last banking day of each calendar quarter. Royalty payments to JOHNS HOPKINS must be in U.S. Dollars.

                                    Article 7
                         Prosecution of Licensed Patents

7.1 JOHNS HOPKINS and ONTOGENY will share responsibility for patent prosecution as follows:

            JOHNS HOPKINS will lead the management of prosecution of the Licensed Patent using patent counsel reasonably acceptable to ONTOGENY, which counsel will use diligent efforts to prosecute the Licensed Patents in the best interest of ONTOGENY, JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON. JOHNS HOPKINS agrees to use reasonable efforts to keep such patent costs reasonable for the benefit of ONTOGENY, provided however, that the quality and scope of the Licensed Patent will not be jeopardized by such minimization. JOHNS HOPKINS will require its patent counsel to provide an annual patent prosecution and maintenance budget to ONTOGENY with reasonable period for review. If in any year ONTOGENY disputes such annual patent prosecution and maintenance budget proposed by JOHNS HOPKINS, then ONTOGENY will be responsible for all legal bills, up to the annual budget limit proposed by JOHNS HOPKINS, until both parties resolve their dispute over such patent prosecution and maintenance budget for the year. JOHNS HOPKINS' patent counsel will directly notify ONTOGENY and ONTOGENY's patent counsel, and provide ONTOGENY and ONTOGENY's patent counsel copies of any official communications from United States and foreign patent offices relating to said prosecution, as well as copies of relevant communications to the various patent offices so that ONTOGENY may be informed and appraised of the continuing prosecution of Licensed Patent. In addition,

      JOHNS HOPKINS shall cause ONTOGENY to be directly copied on all correspondence between JOHNS HOPKINS and JOHNS HOPKINS' patent counsel with regard to the status of any and all patents and patent applications comprising Licensed Patents. ONTOGENY will have reasonable opportunities to participate in decision making on key decisions affecting filing, prosecution and maintenance of the Licensed Patent, including, without limitation reasonable opportunity to review the abandonment of any Licensed Patent or claims thereof, and JOHNS HOPKINS will use reasonable efforts to incorporate ONTOGENY's reasonable suggestions regarding said prosecution. JOHNS HOPKINS will use reasonable efforts to amend any patent application to include claims reasonably requested by ONTOGENY to protect Licensed Product. No case will be abandoned without giving ONTOGENY at least thirty (30) days notice and opportunity to pursue the application.

7.2 Except as by mutual agreement between the parties, patent applications comprising the Licensed Patent are to be filed in the major world markets, which filing will be satisfied by filing in the following patent offices:
      United States, Canada, Japan, Australia and Europe.

7.3 If ONTOGENY demonstrates that it is not being adequately informed or apprised of the continuing prosecution of Licensed Patent or that ONTOGENY is not being provided with reasonable opportunities to participate in decision making as indicated in the above paragraph, ONTOGENY will assume lead management of the prosecution of the Licensed Patent, using patent counsel reasonably acceptable to JOHNS HOPKINS (such patent counsel to understand that both JOHNS HOPKINS and ONTOGENY are its clients), and ONTOGENY will thereafter provide JOHNS HOPKINS with the same safeguards which ONTOGENY was due under Article 7.1 (except patents shall be prosecuted in the best interests of the patent owners). Any such demonstration will involve reasonable written notice to JOHNS HOPKINS specifically detailing ONTOGENY'S concern, and a reasonable opportunity, including a 90 day cure period, for JOHNS HOPKINS to refute or cure the basis for ONTOGENY'S concern. ONTOGENY agrees to diligently prosecute or assist in prosecuting Licensed Patent. If after the cure period JOHNS HOPKINS and ONTOGENY still cannot agree on a cure for ONTOGENY'S concern, both parties agree to submit the dispute to mediation as set forth in
      Article 17 below.

7.4 Within 45 days after receipt of a statement from JOHNS HOPKINS, ONTOGENY will reimburse JOHNS HOPKINS for all costs incurred by JOHNS HOPKINS, including those costs incurred prior to the Effective Date, in connection with the preparation, filing and prosecution of all patent applications and maintenance of patents corresponding to the Invention. Such fees and costs shall not include costs incurred by Johns Hopkins in the use of its own resources, such as employee time, and shall not extend to patenting fees and costs incurred by Johns Hopkins after termination of this Agreement. ONTOGENY will provide payment authorization to JOHNS HOPKINS at least one (1) month before an action is due, provided that ONTOGENY has received timely notice of such action from JOHNS HOPKINS. For the purposes of this Article 7.4, notice will be considered given to ONTOGENY when ONTOGENY and ONTOGENY's patent counsel is copied and is in receipt of material sent by JOHNS HOPKINS' patent counsel. ONTOGENY will provide written authorization to JOHNS HOPKINS and its patent attorney in response to all notices sent by JOHNS HOPKINS' patent counsel. Failure to provide written authorization, if adequate notice was given to ONTOGENY, shall constitute an ONTOGENY decision not to authorize an action. In any country where ONTOGENY elects not to authorize an action, have a patent application filed or to pay expenses associated with filing, prosecuting or maintaining a patent application or patent, JOHNS HOPKINS may file, prosecute and/or maintain a patent application or patent at its own expense and for its own exclusive benefit and ONTOGENY thereafter shall not be licensed under such patent or patent application.

7.5 In the event that one or more of the Licensed Patents are the subject of a Declaration of Interference by the U.S. Patent and Trademark Office as interfering with claims in a Harvard University or Columbia University patent(s) or patent application(s) which is also exclusively licensed by ONTOGENY, JOHNS HOPKINS and the UNIVERSITY OF WASHINGTON agree to negotiate, in good faith, a reasonable settlement agreement simplifying issues involved in determining priority and/or to resolve respective rights with regard to any such patent applications which may ultimately be the subject of interference proceedings, such that a mechanism for terminating the interference is developed which awards priority to the appropriate party.

                                    Article 8
                    Royalty Reports, Payments, And Accounting

8.1 ONTOGENY will make quarterly written reports and earned royalty payments to JOHNS HOPKINS beginning with the first sale of a Licensed Product by ONTOGENY or Sublicensee. These reports and payments will be due within 45 days after the end of each of ONTOGENY'S fiscal quarters, except for the last quarter of each fiscal year, the reports and payments being instead due 90 days after the end of ONTOGENY'S fiscal year. The report will include the number, description and aggregate Net Sales of Licensed Product as well as the calculation of royalty payments due JOHNS HOPKINS under Article 6.3 and 6.4 for the completed calendar year. ONTOGENY will also include the payment of royalties for the calendar year covered by the report.

8.2 ONTOGENY must keep and maintain records and cause its Sublicensees to keep and maintain records for a period of 3 years showing the manufacture, sale, use, and other disposition of products sold or otherwise disposed of under this Agreement. These records will include general ledger records showing cash receipts and expenses, and records that include production records, customers, serial numbers and related information in sufficient detail to be able to determine the royalties owed to JOHNS HOPKINS. ONTOGENY shall also permit and shall use reasonable efforts to cause its Sublicensee to permit, JOHNS HOPKINS to examine books and records when necessary to verify reports described in Article 8.1. JOHNS HOPKINS or its designee will make the examination at JOHNS HOPKINS' expense. If the audit reveals 5% or more under reporting of royalties due JOHNS HOPKINS, ONTOGENY will pay the audit costs

                                    Article 9
                             Negation Of Warranties

9.1   Nothing in this Agreement can be construed as:

      (a) A warranty or representation by JOHNS HOPKINS, HHMI or the UNIVERSITY OF WASHINGTON as to the validity or scope of any Licensed Patent;

      (b) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of other patents, copyrights, or any other rights not included in Licensed Patents;

      (c) An obligation to bring or prosecute actions or suits against third parties for infringement, except as described in Article 13; or

      (d) Granting by implication, estoppel, or otherwise any licenses or rights under existing patents or other rights of JOHNS HOPKINS, HHMI, the UNIVERSITY OF WASHINGTON or other persons other than Licensed Patent, regardless of whether the patents or other rights are dominant or subordinate to any Licensed Patent.

9.2 EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, JOHNS HOPKINS, HHMI AND THE UNIVERSITY OF WASHINGTON MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE MANUFACTURE, USE OR SALE OF THE LICENSED PRODUCT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

                                   Article 10
                                 Indemnification

10.1 ONTOGENY will indemnify, hold harmless, and defend JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON and their respective trustees, officers, employees, students, and agents against any and all claims, liability, costs, loss or obligations (including without limitation, reasonable attorney fees and costs), based upon, arising out of, or in connection with this Agreement.

10.2 JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON will not be liable for any indirect, special, consequential, or other damages whatsoever, whether grounded in tort, strict liability, contract or otherwise, with respect to the manufacture, use or sale of a Licensed Product by ONTOGENY or Sublicensee. JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON will not have any responsibilities or liabilities whatsoever with respect to Licensed Product.

10.3 ONTOGENY must at all times comply, through insurance or self-insurance, with all statutory workers' compensation and employers' liability requirements covering any and all employees with respect to activities performed under this Agreement.

10.4 In addition to the foregoing, ONTOGENY must maintain, during the term of this Agreement, Comprehensive General Liability Insurance, including Products Liability Insurance, with reputable and financially secure insurance carrier to cover the activities of ONTOGENY and its Sublicensee. This insurance must provide, by the date of first clinical testing, minimum units of liability of $2,000,000 and must include JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON, their trustees, directors, officers, employees, students, and agents as additional insureds. This insurance will be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. At JOHNS HOPKINS' request, ONTOGENY will furnish a Certificate of Insurance evidencing primary coverage and requiring 30 days prior written notice of cancellation or material change to JOHNS HOPKINS. ONTOGENY will advise JOHNS HOPKINS, in writing, that it maintains excess liability coverage (following form) over primary insurance for at least the minimum limits set forth above. All insurance of ONTOGENY must be primary coverage; insurance of JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON will be excess and noncontributory.

                                   Article 11
                                 Product Marking

ONTOGENY will mark Licensed Product (or their containers or labels) made, sold, or otherwise disposed of by it under the license granted in this Agreement with the words "Patent Pending," if no patent on the Invention has issued and with the numbers of the Licensed Patent when a patent has issued.

                                   Article 12
                             Use of Names And Marks

Except as otherwise required by law, ONTOGENY or its Sublicensees (if any) will not identify JOHNS HOPKINS, HHMI or the UNIVERSITY OF WASHINGTON in any promotional advertising or other promotional materials to be disseminated to the public or to use the name of any faculty member, employee, or student or any trademark, service mark, trade name, or symbol of JOHNS HOPKINS, HHMI or the UNIVERSITY OF WASHINGTON without prior written consent from the institution whose name is proposed to be used, which institution shall be provided with at least five (5) business days for review or consent for such public disclosure, which consent shall not be unreasonably withheld; provided, however, that ONTOGENY shall have the right, without obtaining consent, to confirm the existence and general content of this Agreement.

                                   Article 13
                  Infringement By Others: Protection Of Patents

13.1 ONTOGENY will promptly inform JOHNS HOPKINS of any suspected infringement of a Licensed Patent. During the Exclusive period of this Agreement, JOHNS HOPKINS and ONTOGENY each have the right to institute an action for infringement of the Licensed Patent against a third party as follows:

      (a) If ONTOGENY and JOHNS HOPKINS agree to institute suit jointly, the suit will be brought in both their names, the out-of-pocket costs and any recovery or settlement will be divided equally. ONTOGENY and JOHNS HOPKINS will agree to the manner in which they exercise control over the action. JOHNS HOPKINS may, if it so desires, also be represented by and pay for separate counsel;

      (b) If there is no agreement to institute a suit jointly, ONTOGENY may institute suit, and, at its option, join JOHNS HOPKINS and/or the UNIVERSITY OF WASHINGTON as co-plaintiff(s). If ONTOGENY decides to institute suit, then it will notify JOHNS HOPKINS in writing. ONTOGENY will pay the entire cost of litigation and be entitled to retain the entire amount of any recovery or settlement. However any recovery in excess of litigation costs, and the basis for such awarded recovery, will be used to calculate lost Net Sales, and ONTOGENY will pay JOHNS HOPKINS royalties as indicated in Article 6.3(a)(i), 6.3(b)(i) or (ii), 6.3(c)(i) and 6.3(d)(i) or (ii).

13.2 Should ONTOGENY commence a suit under Article 13.1 but then decide to abandon the suit, it will give timely notice to JOHNS HOPKINS. The other party may continue prosecution of the suit if such party (not ONTOGENY) will pay all future expenses.

13.3 In the event that any judgment action alleging invalidity or noninfringement of any of the Licensed Patents shall be brought against ONTOGENY, JOHNS HOPKINS, at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense, provided, however, should ONTOGENY bring an invalidity action against Licensed Patents, JOHNS HOPKINS may immediately defend such suit.

                                   Article 14
                           Right to further Sublicense

14.1 ONTOGENY may grant Sublicenses to Licensed Patents and Licensed Materials during the exclusive period of this Agreement.

14.2 Any Sublicense granted by ONTOGENY under this Agreement must be subject and subordinate to terms and conditions of this Agreement, except:

      (a) The Sublicensee may further Sublicense any rights under Licensed Patents or Licensed Materials only as not specifically rejected in writing by JOHNS HOPKINS within fifteen (15) days of written notification of sub-Sublicense by ONTOGENY, any such rejection not being unreasonably made by JOHNS HOPKINS; and

      (b) The earned royalty rate specified in the Sublicense may be at higher rates than the rates in this Agreement and must be commercially reasonable.

      Any Sublicense also will expressly include the provisions of Articles 8, 9, 10, and 12 for the benefit of JOHNS HOPKINS, HHMI and the UNIVERSITY OF WASHINGTON. In the event that this Agreement is terminated, ONTOGENY, subject to JOHNS HOPKINS approval, will provide for the transfer of all obligations, including the payment of royalties, to JOHNS HOPKINS or its designee.

14.3 ONTOGENY will provide JOHNS HOPKINS a copy of any Sublicense granted under this Agreement within thirty (30) days of the effective date of the Sublicense.

                                   Article 15
                            Termination of Agreement

15.1 ONTOGENY may terminate this Agreement by giving JOHNS HOPKINS a 90 day notice in writing.

15.2  Surviving any termination by ONTOGENY are:

      (a) ONTOGENY'S obligation to pay royalties, milestones and any other material obligations accrued;

      (b) In the event that claims in any Licensed Patent or Hedgehog Patent Application, or in any divisions, continuations, reissues, reexamines, extensions, or CIPs thereof, have been canceled pursuant to Article 7.5 prior to termination of this Agreement, ONTOGENY shall nevertheless continue to pay royalties and milestones pursuant to Article 2.3(c) and Article 6.

      (c) Any cause of action or claim of ONTOGENY, JOHNS HOPKINS or the UNIVERSITY OF WASHINGTON, accrued or to accrue, because of any breach or default by the other party; and

      (d)   The provisions of Articles 8, 9, 10, and 12.

15.3  JOHNS HOPKINS may terminate this Agreement if ONTOGENY:

      (a) Is in default in payment of any material obligation or providing of reports;

      (b)   Is in breach of any provision of this Agreement; or

      (c)   Provides any false report;

      and ONTOGENY fails to remedy the default, breach, or false report within 90 days after written notice by JOHNS HOPKINS.

15.4  Surviving any termination by JOHNS HOPKINS are:

      (a) ONTOGENY'S obligation to pay royalties milestones and other payments accrued;

      (b) Any cause of action or claim of ONTOGENY, JOHNS HOPKINS or the UNIVERSITY OF WASHINGTON, accrued or to accrue, because of any breach or default by the other party; and

      (c)   The provisions of Articles 8, 9, 10, and 12.

                                   Article 16
                             Assignment of Agreement

This Agreement may be assigned to Affiliates of ONTOGENY upon written approval by JOHNS HOPKINS and UNIVERSITY OF WASHINGTON. JOHNS HOPKINS and UNIVERSITY OF WASHINGTON will not unreasonably withhold approval. For purposes of this Agreement, "Affiliate" shall mean any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with ONTOGENY. Control means ownership or other beneficial interest in 50% or more of the voting stock or other voting interest of a corporation or other business entity.

                                   Article 17
                              Mediation of Disputes

17.1 In the event of any controversy or any disputed claim arising from this Agreement, excluding any dispute relating to patent validity or infringement, the Parties shall first attempt in good faith to resolve the dispute by discussions and/or negotiations directly involving appropriate representatives of such of the Parties having authority to resolve the dispute.

17.2 In the event direct negotiations fail, the Parties shall attempt in good faith to resolve the dispute by mediation. Either party may initiate a mediation proceeding by request in writing to the other party. Thereupon, both Parties will be obligated to engage in a mediation. The proceeding will be conducted in accordance with the presently effective American Arbitration Association (the "AAA") Commercial Mediation Rules, a copy of which is attached as Appendix D. If the Parties have not agreed within thirty (30) days of the request for mediation on the selection of a mediator willing to serve, the AAA, upon the request of either party, shall appoint a qualified mediator. Efforts to reach a settlement will continue until the conclusion of the proceeding, which is deemed to occur when (a) a written settlement is reached, or (b) the mediator concludes and informs the Parties that further efforts would not be useful, or (c) the Parties agree in good faith that an impasse has been reached, or (d) ninety (90) days after the selection of a mediator in the case of termination proceedings initiated pursuant to Article 5.1 or longer as reasonably required by the mediator.

17.3 In the event the dispute should fail to be resolved by mediation, either party may seek any available remedies under law.

                                   Article 18
                                     Notices

      Notices are to be written and:

            (i) deposited in the United States mail, registered or certified, or

            (ii)  sent via reputable overnight courier service,

      and addressed as follows:

            TO JOHNS HOPKINS:               Office of Technology Licensing
                                            Johns Hopkins University
                                            2024 E. Monument Street, Ste 2-100
                                            Baltimore, Maryland 21205

                                            Attention: Director

            TO UNIVERSITY OF WASHINGTON:    Office of Technology Transfer
                                            University of Washington
                                            1101 Northeast 45th, Suite 200
                                            Seattle, Washington 98105

                                            Attention: Karen L. Deyerle

            TO HHMI:                        Howard Hughes Medical Institute
               (for purposes of             4000 Jones Bridge Road
               Article 12 Only)             Chevy Chase, Maryland 20815

                                            Attention: Office of General Counsel

            TO ONTOGENY:                    Ontogeny, Inc.
                                            45 Moulton Street
                                            Cambridge, MA 02138

                                            Attention: CEO

            TO ONTOGENY: with a copy to     Lahive & Cockfield
                                            Sixty State Street
                                            Boston, MA 02109

                                            Attention: Matthew P. Vincent, Ph.D.

      Either party may change its address upon written notice to the other party.

                                   Article 19
                            No Waiver absent writing

      None of the terms of this Agreement can be waived except by written consent.

                                   Article 20
                                 Applicable Law

      This Agreement is governed by the laws of the State of Massachusetts applicable to agreements negotiated, executed and performed within Massachusetts.

                                   Article 21
                                   Amendments

      The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers or representatives. This Agreement may be signed in triplicate counterparts, each of which is deemed an original.


Accepted by:

ONTOGENY, INC.                                THE JOHNS HOPKINS UNIVERSITY

/s/                                           /s/
------------------------------                ----------------------------------
Signature                                     Signature

------------------------------                ----------------------------------
Print Name                                    Print Name

------------------------------                ----------------------------------
Title                                         Title


THE UNIVERSITY OF WASHINGTON

   /s/  Robert C. Miller
------------------------------
Signature

Robert C. Miller
Director, Office of Technology Transfer

I have read and agree to abide by the terms of this Agreement


Inventors:

Philip A. Beachy                              Jeffrey Porter

/s/ Philip Beachy                             /s/ Jeffrey Porter
------------------------------                ----------------------------------
Signature                                     Signature

------------------------------                ----------------------------------
Date                                          Date


Randall T. Moon

/s/ Randall Moon
------------------------------
Signature

------------------------------
Date

                                   Appendix A

                          Hedgehog Patent Applications

o     U.S. patent application serial no. 08/349,498 filed on December 2, 1994.

o     U.S patent application serial no. 08/567,357 filed on December 4, 1995.

o     PCT application serial no. PCT/US95/15923 filed on December 4, 1995.

o U.S. patent application serial no. ____________ [to be assigned] filed on October 7, 1996 with the title "Novel Hedgehog-Derived Polypeptides" and written by Philip A. Beachy, Randall T. Moon, and Jeffrey A. Porter.

                                   Appendix B

1.    Hedgehog genes and proteins encoded by the genes, including:

      Drosophila hedgehog
      Sonic hedgehog from mouse, frog, fish
      Xenopus Cephalic hedgehog
      Xenopus banded hedgehog
      Xenopus Hedgehog 4
      Twhh (Tiggiewinkle Hedgehog)

2.    Fragments and/or truncated forms of the above genes, including:

      Truncated forms of Banded Hedgehog, including delta N-C & N
      Truncated forms of mouse sonic hedgehog
      COOH terminal fragments of Drosophila hedgehog
      SHH-C terminal fragment
      Hh Delta 89-254

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   Appendix C

                   Performance Milestones for Determination of
                Diligence in the Development of Licensed Products

1. Human Therapeutics for Cancer. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(i) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase II (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

2. Human Therapeutics for Neurobiology. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(ii) if ONTOGENY not does meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase II (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

3. Human Therapeutics for Skeletal. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(iii) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase II (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

4. Human Therapeutics for Other Areas. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(iv) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

      II (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

5. Veterinary Therapeutics. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(v) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase II (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

6. Drug Discovery. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(vi) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase 11 (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

7. In Vivo Diagnostics. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(vii) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase 11 (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date.

8. In Vitro Diagnostics. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(viii) if ONTOGENY does not meet the following objectives: (a) the identification of a lead compound within [**] of the Effective Date, (b) the submission of an IND (or equivalent) study within [**] of the Effective Date, (c) the commencement of Phase 11 (or equivalent) study within [**] of the Effective Date, and (d) the commencement of Phase III (or equivalent) study within [**] of the Effective Date

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

                                   Appendix C

                   Performance Milestones for Determination of
                Diligence in the Development of Licensed Products
                                   (continued)

9. Research Reagents. JOHNS HOPKINS has the authority to terminate ONTOGENY's rights to Article 2.5(ix) if ONTOGENY does not initiate the sale of research reagents within [**] of the Effective Date.

                                   Appendix D

                                     Copy of
                     American Arbitration Association (AAA)
                           Commercial Mediation Rules
                          begins on the Following Page

                                   Commercial
53D                                Mediation Rules(1)

1.    Agreement of Parties

Whenever, by stipulation or in their contract, the parties have provided for mediation or conciliation of existing or future disputes under the auspices of the American Arbitration Association (AAA) or under these rules, they shall be deemed to have made these rules, as amended and in effect as of the date of the submission of the dispute, a part of their agreement.

2.    Initiation of Mediation

Any party or parties to a dispute may initiate mediation by filing with the AAA a submission to mediation or a written request for mediation pursuant to these rules, together with the appropriate administrative fee contained in the Fee Schedule. Where there is no submission to mediation or contract providing for mediation, a party may request the AAA to invite another party to join in a submission to mediation. Upon receipt of such a request, the AAA will contact the other parties involved in the dispute and attempt to obtain a submission to mediation.

3.    Request for Mediation

A request for mediation shall contain a brief statement of the nature of the dispute and the names, addresses, and telephone numbers of all parties to the dispute and those who will represent them, if any, in the mediation. The initiating party shall simultaneously file two copies of the request with the AAA and one copy with every other party to the dispute.

--------
(1)   Reprinted with the permission of the American Arbitration Association.


                                   App. 53D-1

(Matthew Bender & Co., Inc.)                              (Rel. 8-1/93 Pub. 331)

                 ALT. DISPUTE RESOLUTION       App. 53D-2

4.    Appointment of Mediator

Upon receipt of a request for mediation, the AAA will appoint a qualified mediator to serve. Normally, a single mediator will be appointed unless the parties agree otherwise or the AAA determines otherwise. If the agreement of the parties names a mediator or specifies a method of appointing a mediator, that designation or method shall be followed.

5.    Qualifications of Mediator

No person shall serve as a mediator in any dispute in which that person has any financial or personal interest in the result of the mediation, except by the written consent of all parties. Prior to accepting an appointment, the prospective mediator shall disclose any circumstance likely to create a presumption of bias or prevent a prompt meeting with the parties. Upon receipt of such information, the AAA shall either replace the mediator or immediately communicate the information to the parties for their comments. In the event that the parties disagree as to whether the mediator shall serve, the AAA will appoint another mediator. The AAA is authorized to appoint another mediator if the appointed mediator is unable to serve promptly.

6.    Vacancies

If any mediator shall become unwilling or unable to serve, the AAA will appoint another mediator, unless the parties agree otherwise.

7.    Representation

Any party may be represented by persons of the party's choice. The names and addresses of such persons shall be communicated in writing to all parties and to the AAA.


(Matthew Bender & Co., Inc.)                              (Rel. 8-1/93 Pub. 331)

                 ALT. DISPUTE RESOLUTION       App. 53D-3

8.    Date, Time, and Place of Mediation

The mediator shall fix the date and the time of each mediation session. The mediation shall be held at the appropriate regional office of the AAA, or at any other convenient location agreeable to the mediator and the parties, as the mediator shall determine.

9.    Identification of Matters in Dispute

At least ten days prior to the first scheduled mediation session, each party shall provide the mediator with a brief memorandum setting forth its position with regard to the issues that need to bc resolved. At the discretion of the mediator, such memoranda may be mutually exchanged by the parties.

At the first session, the parties will be expected to produce all information reasonably required for the mediator to understand the issues presented.

The mediator may require any party to supplement such information

10.   Authority of Mediator

The mediator does not have the authority to impose a settlement on the parties but will attempt to help them reach a satisfactory resolution of their dispute. The mediator is authorized to conduct joint and separate meetings with the parties and to make oral and written recommendations for settlement. Whenever necessary, the mediator may also obtain expert advice concerning technical aspects of the dispute, provided that the parties agree and assume the expenses of obtaining such advice. Arrangements for obtaining such advice shall be made by the mediator or the parties, as the mediator shall determine.

The mediator is authorized to end the mediation whenever, in the judgment of the mediator, further efforts at mediation would not contribute to a resolution of the dispute between the parties.


(Matthew Bender & Co., Inc.)                              (Rel. 8-1/93 Pub. 331)

                 ALT. DISPUTE RESOLUTION       App. 53D-4

11.   Privacy

Mediation sessions are private. The parties and their representatives may attend mediation sessions. Other persons may attend only with the permission of the parties and with the consent of the mediator.

12.   Confidentiality

Confidential information disclosed to a mediator by the parties or by witnesses in the course of the mediation shall not be divulged by the mediator. All records, reports, or other documents received by a mediator while serving in that capacity shall be confidential. The mediator shall not be compelled to divulge such records or to testify in regard to the mediation in any adversary proceeding or judicial forum.

The parties shall maintain the confidentiality of the mediation and shall not rely on, or introduce as evidence in any arbitral, judicial, or other proceeding:

      (a) views expressed or suggestions made by another party with respect to a possible settlement of the dispute;

      (b) admissions made by another party in the course of the mediation proceedings;

      (c)   proposals made or views expressed by the mediator, or

      (d) the fact that another party had or had not indicated willingness to accept a proposal for settlement made by the mediator.

13.   No Stenographic Record

There shall be no stenographic record of the mediation process.


(Matthew Bender & Co., Inc.)                              (Rel. 8-1/93 Pub. 331)

                 ALT. DISPUTE RESOLUTION       App. 53D-5

14.   Termination of Mediation

The mediation shall be terminated:

      (a)   by the execution of a settlement agreement by the parties;

      (b) by a written declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or

      (c) by a written declaration of a party or parties to the effect that the mediation proceedings are terminated.

15.   Exclusion of Liability

Neither the AAA nor any mediator is a necessary party in judicial proceedings relating to the mediation.

Neither the AAA nor any mediator shall be liable to any party for any act or omission in connection with any mediation conducted under these rules.

16.   Interpretation and Application of Rules

The mediator shall interpret and apply these rules insofar as they relate to the mediator's duties and responsibilities. All other rules shall be interpreted and applied by the AAA.

17.   Expenses

The expenses of witnesses for either side shall be paid by the party producing such witnesses. All other expenses of the mediation, including required traveling and other expenses of the mediator and representatives of the AAA, and the expenses of any witness and the cost of any proofs or expert advice produced at the direct request of the mediator, shall be borne equally by the parties unless they agree otherwise.


(Matthew Bender & Co., Inc.)                              (Rel. 8-1/93 Pub. 331)

                 ALT. DISPUTE RESOLUTION       App. 53D-6

Administrative Fees

The case filing or set-up fee is $300. This fee is to be borne equally or as otherwise agreed by the parties.

Additionally, the parties are charged a fee based on the number of hours of mediator time. The hourly fee is for the compensation of both the mediator and the AAA and varies according to region. Check with your local office for specific availability and rates.

There is no charge to the filing party where the AAA is requested to invite other parties to join in a submission to mediation. However, if a case settles after AAA involvement but prior to dispute resolution, the filing party will be charged a $150 filing fee.

The expenses of the AAA and the mediator, if any, are generally borne equally by the parties. The parties may vary this arrangement by agreement.

Where the parties have attempted mediation under these rules but have failed to reach a settlement, the AAA will apply the administrative fee on the mediation toward subsequent AAA arbitration, which is filed with the AAA within ninety days of the termination of the mediation.

Deposits

Before the commencement of mediation, the parties shall each deposit such portion of the fee covering the cost of mediation as the AAA shall direct and all appropriate additional sums that the AAA deems necessary to defray the expenses of the proceeding. When the mediation has terminated, the AAA shall render an accounting and return any unexpended balance to the parties.

Refunds

Once the parties agree to mediate, no refund of the administrative fee will be made.


(Matthew Bender & Co., Inc.)                              (Rel. 8-1/93 Pub. 331)

                                  Attachment A

                             Subscription Agreement

      This Subscription Agreement (the "Subscription Agreement"), effective September 26, 1996, is entered into by and between Ontogeny, Inc., a Delaware corporation (the "Company") and the Johns Hopkins University (the "Investor").

      WHEREAS, the Investor desires to purchase from the Company 50,000 shares (the "Shares") of the Company's Common Stock, par value $0.01 par value per share;

      INTENDING TO BE LEGALLY BOUND, and in consideration of the mutual representation, warranties, covenants and agreements contained herein and in the License Agreement, Company and Investor hereby agree as follows:

                                    Article 1
                               Issuance of Shares

1.1 The Company agrees to sell and issue to the Investor. and the Investor agrees to purchase from the Company, fifty thousand (50,000) shares of common stock, par value $0.01 per share.

1.2 At the time of entering into this Subscription Agreement, the Company and the Investor shall enter into a License Agreement upon mutually agreeable terms in consideration of the issuance of the Shares to the Investor.

                                    Article 2
                 Representations and Warranties of the Investor

2.1 The Investor hereby represents and warrants to the Company as of the date of this Agreement as follows:

      (a) The Investor (i) is an Accredited Investor as that term is defined in 17 CFR ss.230.501(a); (ii) has been furnished with all information deemed necessary by the Investor to evaluate the merits and risks of the Shares; (iii) has had the opportunity to ask questions and receive answers concerning the Company and the Shares; and (iv) has been given the opportunity to obtain any additional information necessary to verify the accuracy of any information obtained concerning the Company.

      (b) Ability to Bear Risk. The Investor is in a financial position to hold the Shares and is able to bear the economic risk and withstand a complete loss of the investment in the Shares.

      (c) Risk Factors. The Investors recognizes that the Shares as an investment involve an extremely high degree of risk. There can be no assurance that the Company will be able to meets its projected goals and the Company may need significant additional capital to be successful, which capital may not be readily available or available only upon terms that are substantially dilutive to the Investor.

      (d) Sophistication. The Investor is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

      (e) Suitability. The investment in the Shares is suitable for the Investor based upon its investment objective and financial needs, and the Investor has adequate net worth and means for providing for it current financial needs and contingencies and has no need for liquidity of investment with respect to the Shares.

      (f) Overall Commitment to Illiquid Investments. The Investor's overall commitment to investments which are illiquid or not readily marketable is not disproportionate to its net worth, and investment in the Shares will not cause such overall commitment to become excessive.

      (g) Restricted Securities. The Investor realizes that (i) none of the Shares have been registered under the Securities Act of 1933, as amended (the "Act"), (ii) the Shares are characterized under the Act as "restricted securities" and, therefore, cannot be sold or transferred unless they are subsequently registered under the Act or an exemption from such registration is available and (iii) there is presently no public market for the Shares and the Investor may not be able to liquidate his investment in the event of an emergency or pledge the Shares as collateral security for loans. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Act, and understands the resale limitations imposed thereby and by the Act. Each certificate representing the Shares shall bear a legend substantially in the following form:

                  "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until (i) such shares are registered under such Act, (ii) such shares are sold pursuant to Rule 144, or (iii) an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required."

            The forgoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

      (h) Exemption Reliance. The Investor has been advised that the Shares are not being registered under the Act or the applicable state securities laws but are being offered and sold pursuant to exemptions from such laws. The Investor understands that the Company's reliance on such exemptions is predicated in part upon the truth and accuracy of the Investor's representations in this Agreement.

      (i) Investment Intent. The Investor represents and warrants that the Shares are being purchased for its own account, for investment and without the intention of reselling, redistribution or transferring the same, that it has made no agreement with others regarding any of such Shares and that its financial condition is such that it is not likely that it will be necessary to dispose of any such Shares in the foreseeable future. The above notwithstanding, Ontogeny consents to the transfer of up to 25,000 Shares to the University of Washington pursuant to Article 6.1 of the License Agreement.

                                    Article 3
                                    Covenants

3.1   The Investor agrees that:

      (a) Transfer Restriction. The Investor will not transfer or assign this subscription or any of its interest herein. The Shares for which the Investor hereby subscribes shall be assigned or transferred only in accordance with all applicable laws and the provisions of Section 3(b) below.

      (b) Disposition of Shares. The Investor shall in no event make any disposition of all or any portion of the Shares which it is purchasing unless:

            (i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

            (ii) (a) It shall have furnished the Company with an opinion of its own counsel to the effect that such disposition will not require registration of such shares under the Act, and (b) such opinion of its counsel shall have been concurred in by counsel for the Company, such concurrence not to be unreasonably withheld or delayed, and the Company shall have advised the Investor of such concurrence; or

            (iii) The above notwithstanding, Ontogeny consents to the transfer of 25,000 Shares to the University of Washington pursuant to
                  Article 6.1 of the License Agreement.

            (iv) No transfer of the Shares shall be effective unless and until the proposed transferee makes the representations and warranties to the Company contained in Article 2 above.

                                    Article 4
                                  Governing Law

4.1 The Investor agrees that this Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the Commonwealth of Massachusetts.

                                    Article 5
                                     Notices

5.1   Notices are to be written and:

      (a)   deposited in the United States mail, registered or certified, or

      (b) sent via reputable overnight courier service, and addressed as follows:

        TO JOHNS HOPKINS:              Office of Technology Licensing
                                       Johns Hopkins University
                                       2024 E.  Monument Street, Ste 2-100
                                       Baltimore, Maryland 21205

                                       Attention: Director

        TO ONTOGENY:                   Ontogeny, Inc.
                                       45 Moulton Street
                                       Cambridge, MA 02138

                                       Attention: CEO

Either party may change its address upon written notice to the other party.

                                    Article 6
                                  Miscellaneous

6.1 Survival of Representations and Warranties. This Agreement, and the rights and obligations of the Investor hereunder may be assigned by the Investor to any person or entity to which Shares are transferred by the Investor in accordance with the terms of this Agreement, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement; provided that the transferee provides written notice of such assignment to the Company and agrees in writing to be bound by the obligations of the Purchaser contained herein and provided further that the transferee is not a competitor of the Company.

6.2 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

6.3 Amendments and Waivers. No term or provision of this Agreement shall be altered or amended except by a writing duly executed by the Company and the Investor. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.4 Counterparts. This Agreement my be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

6.5 Section Headings. This section headings of this Agreement are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

      IN WITNESS WHEREOF, the Investor has completed this Agreement by its duly authorized officers or representatives and understands that this subscription is subject to acceptance by the Company.

                                    ONTOGENY, INC.

                                          /s/  George A. Eldridge
                                    -----------------------------------
                                    Signature

                                    George A. Eldridge
                                    Vice President


THE JOHNS HOPKINS UNIVERSITY

      /s/
-----------------------------------
Signature

-----------------------------------
Print Name

-----------------------------------
Title

By signing below, the undersigned transferee makes the representations and warranties to the Company contained in Article 2:

UNIVERSITY OF WASHINGTON


/s/
-----------------------------------
Signature

-----------------------------------
Print Name

-----------------------------------
Title

                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

      This AMENDMENT No. 1 is made as of this 15th day of January, 1997, by and between THE JOHNS HOPKINS UNIVERSITY, a body having corporate powers under the laws of the State of Maryland ("JOHNS HOPKINS"), the University of Washington, a body having corporate powers under the laws of the State of Washington ("UNIVERSITY OF WASHINGTON"), and ONTOGENY, INC., a Delaware corporation ("ONTOGENY").

      WHEREAS, JOHNS HOPKINS, UNIVERSITY OF WASHINGTON, and ONTOGENY are parties to a License Agreement, dated as of September 26, 1996 (the "License Agreement"); and

      WHEREAS JOHNS HOPKINS, UNIVERSITY OF WASHINGTON, and ONTOGENY wish to amend the License Agreement as hereafter, provided.

      NOW, THEREFORE, in consideration of the mutual covenants of JOHNS HOPKINS, UNIVERSITY OF WASHINGTON, and ONTOGENY and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, JOHNS HOPKINS, UNIVERSITY OF WASHINGTON, and ONTOGENY, intending to be legally bound, hereby agree as follows:

      1. Appendix A of the License Agreement is hereby amended to read in full as follows:

                                   Appendix A

      2. The written notices to Ontogeny, as provided for in Article 18, are hereby amended to read as follows:

      TO ONTOGENY:              Ontogeny, Inc.
                                45 Moulton Street
                                Cambridge, MA 02138

                                Attention: CEO

      TO ONTOGENY: with a copy to          Foley, Hoag & Eliot
                                           One Post Office Square
                                           Boston, MA  02109

                                           Attention: Matthew P. Vincent, Ph.D.

      3. Except as expressly amended by this Amendment No. 1, the License Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment No. 1.

      4. This Amendment No. 1 shall be governed by and construed on the same basis as the License Agreement, as set forth therein.

      IN WITNESS WHEREOF, each of the parties hereto has fully executed this Amendment No. 1 all as of the day and year first above written.


                                              ONTOGENY, INC.

                                              By:   /s/  Thomas D. Ignolia
                                                 -------------------------------
                                                 Thomas D. Ingolia, Ph.D.
                                                 Senior Vice President


THE JOHNS HOPKINS UNIVERSITY                  THE UNIVERSITY OF WASHINGTON

By:   /s/ N. Franklin Adkinson, Jr.           By:   /s/  Robert C. Miller
   ---------------------------------             -------------------------------
   N. Franklin Adkinson, Jr., M.D.               Robert C. Miller
   Interim Vice Dean for Research                Director, Office of Technology
                                                 Transfer



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